UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

CAPITALSOURCE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

633 West 5th Street, 33rd Floor
Los Angeles, CA  90071
 (Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (213) 443-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

Item 7.01.              Regulation FD Disclosure.

On April 30, 2012, we announced our consolidated financial results for the first quarter ended March 31, 2012.  A copy of the press release announcing those results is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Items 2.02 and 7.01 of this Current Report and the exhibit attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.  The information in Items 2.02 and 7.01 of this Current Report and the exhibit attached hereto shall not be incorporated by reference into any registration statement or other document filed with the Commission.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Joseph C. Mello to the Board of Directors of CapitalSource Inc.

On April 26, 2012, the Board of Directors of CapitalSource Inc. (“CapitalSource,” and, together with CapitalSource Bank (the “Bank”), the “Company”) elected Joseph C. Mello to be a new member of the Board of Directors to fill the vacancy created by the resignation of Mr. Frederick W. Eubank, II.  Mr. Mello was elected by the Board of Directors of CapitalSource upon the recommendation of the Nominating and Corporate Governance Committee.

Mr. Mello will receive compensation for serving on the Board of Directors as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 15, 2012 (the “Proxy Statement”).  Upon his election to the Board of Directors, Mr. Mello received an annual retainer fee in the amount of $50,000 and a long-term equity award of $75,000, each as part of our standard director compensation package as described in our Proxy Statement.

Mr. Mello (53) is currently the Chief Operating Officer-Emeritus of DaVita Inc.  He served as DaVita Inc.’s Chief Operating Officer from 2000 to 2009.  In addition, Mr. Mello provides consulting services to various health care companies.    He is also currently a member of the boards of Kool Smiles LLC and Four Winds Health LLC.  Mr. Mello received a Bachelor of Science from the Georgia Institute of Technology and a Master of Business Administration in Finance from Golden Gate University.

A copy of the Company’s press release announcing Mr. Mello’s election is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Amendment of Steven A. Museles Separation Agreement

As previously announced, Steven A. Museles, the former Co-Chief Executive Officer of CapitalSource and a member of the Board of Directors of CapitalSource, entered into a Separation Agreement with the Company on October 26, 2011 (the “Museles Separation Agreement”), pursuant to which Mr. Museles resigned as Co-Chief Executive Officer effective December 31, 2011 and would continue to provide consulting services to the Company pursuant to a Consulting Agreement between Mr. Museles and the Company dated October 26, 2011. In addition, pursuant to the Separation Agreement, Mr. Museles would resign from the Board of Directors of CapitalSource effective at the 2012 annual meeting of stockholders on April 26, 2012.  Pursuant to the terms of the Consulting Agreement, Mr. Museles terminated the consulting services arrangement effective April 30, 2012.

On April 26, 2012, Mr. Museles and the Company entered into an amendment to the Separation Agreement dated October 26, 2011 (as so amended, the “Amended Museles Separation Agreement”).  Pursuant to the Amended Museles Separation Agreement, Mr. Museles will continue to serve as a member of the Board of Directors of CapitalSource, and, following the 2012 Annual Meeting of Stockholders, he will be entitled to receive compensation as part of our standard director compensation package as described in our Proxy Statement.  Except as modified as described above, the terms of the Museles Separation Agreement will remain in full force and effect.

A copy of the Amended Museles Separation Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.  The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

2012 Chief Accounting Officer Compensation Program

On April 26, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of CapitalSource adopted a compensation program (the “Program”) outlining specific performance criteria to be considered when making a cash bonus award for 2012 to Michael Smith, the Company’s Chief Accounting Officer.  The criteria, in addition to the overall objective of achieving a certain net income level for the Bank, include measures of departmental expenses and specific performance goals relating to corporate accounting and financial reporting functions.  The Compensation Committee may use discretion to adjust the bonus targets and to determine whether the criteria have been achieved to the extent there are judgments to be employed or mitigating factors exist.  The Program will be adjusted on an annual basis, and compensation will be paid based on the achievement of the factors listed in the Program, subject to the discretion of the Compensation Committee.  While the Compensation Committee believes the targets are achievable, it also believes they present appropriate challenges to Mr. Smith and, if met, would be reflective of a high level of performance by Mr. Smith and by the Company.

Item 5.07. Submission of Matters to a Vote of Security Holders.

We held our annual meeting of stockholders on April 26, 2012, at which all matters submitted to a vote of our stockholders as described in our Proxy Statement were approved. The matters approved were (1) election of directors, (2) ratification of the Board’s selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012, and (3) advisory approval of executive compensation for our named executive officers.

Based on the result of the advisory vote on the frequency of advisory stockholder votes on executive compensation at last year’s annual stockholders meeting and consistent with the recommendation of the Company’s Board of Directors, the Company confirms that it will include a non-binding stockholder advisory vote on executive compensation in the Company’s proxy materials every year, until the next required advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than our annual stockholders meeting in 2017.

The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter are set out below:

1. Election of Directors					Broker
Director	For	Against	Withheld	Abstentions	Non-Votes

William G. Byrnes	174,877,036	—	7,853,102	—	39,462,397

John K. Delaney	176,022,906	—	6,707,232	—	39,462,397

Sara Grootwassink Lewis	172,876,511	—	9,853,627	—	39,462,397

	For	Against	Withheld	Abstentions	Broker Non-Votes
2. Ratification of Independent Auditors	201,949,196	19,838,699	—	404,640	—

					Broker
	For	Against	Withheld	Abstentions	Non-Votes
3. Approval of Executive Compensation for Named Executive Officers	165,398,945	16,545,294	—	785,899	39,462,397

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 30, 2012	/s/ Kori Ogrosky Kori Ogrosky
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
No.	Description
10.1	Amendment to Separation Agreement dated April 26, 2012 between CapitalSource Inc. and Steven A. Museles.

99.1	Press Release issued by CapitalSource Inc. on April 30, 2012.

99.2	Press Release issued by CapitalSource Inc. on April 30, 2012 regarding the election of Joseph C. Mello to the Board of Directors of CapitalSource Inc.